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                                                                    EXHIBIT 99.1


                               CORIXA CORPORATION
                           2001 STOCK INCENTIVE PLAN
                             EFFECTIVE JUNE 1, 2001
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                               TABLE OF CONTENTS

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SECTION 1.   INTRODUCTION................................................   1
SECTION 2.   DEFINITIONS.................................................   1
SECTION 3.   ADMINISTRATION..............................................   3
             (a) Committee Composition...................................   3
             (b) Authority of the Committee..............................   4
SECTION 4.   ELIGIBILITY.................................................   4
             (a) General Rules...........................................   4
             (b) Incentive Stock Options.................................   4
SECTION 5.   SHARES SUBJECT TO PLAN......................................   4
             (a) Basic Limitations.......................................   4
             (b) Additional Shares.......................................   4
             (c) Dividend Equivalents....................................   4
SECTION 6.   TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND
             STOCK UNITS.................................................   4
             (a) Time, Amount and Form of Awards.........................   4
             (b) Payment for Awards......................................   5
             (c) Vesting Conditions......................................   5
             (d) Form and Time of Settlement of Stock Units..............   5
             (e) Death of Recipient......................................   5
             (f) Creditors' Rights.......................................   5
             (g) Effect of a Change in Control...........................   5
SECTION 7.   TERMS AND CONDITIONS OF OPTIONS.............................   5
             (a) Stock Option Agreement..................................   5
             (b) Number of Shares........................................   5
             (c) Exercise Price..........................................   6
             (d) Exercisability and Term.................................   6
             (e) Effect of a Change in Control...........................   6
             (f) Modifications or Assumption of Options..................   7
             (g) Transferability of Options..............................   7
             (h) No Rights as a Stockholder..............................   7
SECTION 8.   PAYMENT FOR OPTION SHARES...................................   7
             (a) General Rule............................................   7
             (b) Promissory Note.........................................   7
             (c) Cashless Exercise.......................................   7
             (d) Other Forms of Payment..................................   7
SECTION 9.   STOCK APPRECIATION RIGHTS...................................   7
             (a) SAR Agreement...........................................   7
             (b) Number of Shares........................................   7
             (c) Exercise Price..........................................   8
             (d) Exercisability and Term.................................   8
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
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             (e) Effect of Change in Control.............................   8
             (f) Exercise of SARs........................................   8
             (g) Modification or Assumption of SARs......................   8
SECTION 10.  PROTECTION AGAINST DILUTION.................................   8
             (a) Adjustments.............................................   8
             (b) Reorganizations.........................................   9
SECTION 11.  VOTING AND DIVIDEND RIGHTS..................................   9
             (a) Restricted Stock........................................   9
             (b) Stock Units.............................................   9
SECTION 12.  LIMITATIONS ON RIGHTS.......................................   9
             (a) Retention Rights........................................   9
             (b) Stockholders' Rights....................................   9
             (c) Regulatory Requirements.................................   9
SECTION 13.  WITHHOLDING TAXES...........................................   9
             (a) General.................................................   9
             (b) Share Withholding to Satisfy Withholding Tax
             Obligations.................................................   9
SECTION 14.  ASSIGNMENT OR TRANSFER OF AWARDS............................   10
             (a) General.................................................   10
             (b) Trusts..................................................   10
SECTION 15.  DURATION AND AMENDMENTS.....................................   10
             (a) Term of the Plan........................................   10
             (b) Right to Amend or Terminate the Plan....................   10
SECTION 16.  EXECUTION...................................................   11
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                               CORIXA CORPORATION

                           2001 STOCK INCENTIVE PLAN
                             EFFECTIVE JUNE 1, 2001

SECTION 1. INTRODUCTION.

     The Corixa Corporation 2001 Stock Incentive Plan is an amendment and restatement of the Corixa Corporation 1994 Amended and Restated Stock Option
Plan. It is effective June 1, 2001.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by offering Key Employees an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, and to encourage such Key Employees to continue to provide services to the Company or its Subsidiaries and to attract new individuals with outstanding qualifications.

     The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Stock, Stock Units, Stock Options (which may constitute Incentive
Stock Options or Nonstatutory Stock Options) or Stock Appreciation Rights.

     The Plan shall be governed by, and construed in accordance with, the laws of the State of Washington (except its choice-of-law provisions). Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan, or in the applicable Stock Award Agreement, SAR Agreement or Stock
Option Agreement.

SECTION 2. DEFINITIONS.

     (a) "AFFILIATE" means an entity other than a Subsidiary (as defined below) in which the Company owns an equity interest.

     (b) "AWARD" means any award of an Option, SAR, Restricted Stock or Stock
Unit under the Plan.

     (c) "BOARD" means the Board of Directors of the Company, as constituted from time to time.

     (d) "CHANGE IN CONTROL" means a sale of all or substantially all of the Company's assets, or any merger or consolidation of the Company with or into another corporation other than a merger or consolidation in which the holders of more than 50% of the shares of capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of the Company, or such surviving entity, outstanding immediately after such transaction.

     (e) "CODE" means the Internal Revenue Code of 1986, as amended.

     (f) "COMMITTEE" means a committee consisting of one or more members of the Board that is appointed by the Board (as described in Section 3) to administer the Plan.

     (g) "COMMON STOCK" means the Company's common stock.

     (h) "COMPANY" means Corixa Corporation, a Delaware corporation.

     (i) "CONSULTANT" means an individual who performs bona fide services to the Company or any Parent or Subsidiary other than as an Employee or Director or Non-Employee Director.

     (j) "CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT" means the absence of any interruption or termination of service as an Employee or Consultant.
Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Committee; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute. For purposes of this Plan, a change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute a termination of employment.

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     (k) "DIRECTOR" means a member of the Board who is also a common-law employee of the Company or any Parent, Subsidiary or Affiliate of the Company.

     (l) "DISABILITY" means that the Key Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

     (m) "EMPLOYEE" means any individual who is a common-law employee of the Company or any Parent, Subsidiary or Affiliate of the Company.

     (n) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (o) "EXERCISE PRICE" in the case of an Option, means the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of a Share in determining the amount payable upon exercise of such SAR.

     (p) "FAIR MARKET VALUE" means the market price of Shares, determined by the Committee as follows:

          (i) If the Shares were traded over-the-counter on the date in question but were not classified as a national market issue, then the Fair Market
     Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

          (ii) If the Shares were traded over-the-counter on the date in question and were classified as a national market issue, then the Fair
     Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

          (iii) If the Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (iv) If none of the foregoing provisions is applicable, then the Fair
     Market Value shall be determined by the Committee in good faith or by an independent third party valuation on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street
Journal. Such determination shall be conclusive and binding on all persons.

     (q) "GRANT" means any grant of an Option under the Plan.

     (r) "INCENTIVE STOCK OPTION" or "ISO" means an incentive stock option described in Code section 422(b).

     (s) "KEY EMPLOYEE" means an Employee, Director, Non-Employee Director or
Consultant who has been selected by the Committee to receive an Award under the Plan.

     (t) "NAMED EXECUTIVE" means any individual who, on the last day of the Company's fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four highest compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

     (u) "NON-EMPLOYEE DIRECTOR" means a member of the Board who is not a common-law employee of the Company or Subsidiary.

     (v) "NONSTATUTORY STOCK OPTION" or "NSO" means a stock option that is not an ISO.

     (w) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (x) "OPTION" means an ISO or NSO granted under the Plan entitling the Optionee to purchase Shares.

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     (y) "OPTIONEE" means an individual or estate or other entity that holds an
Option or SAR.

     (z) "PARENT" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (aa) "PARTICIPANT" means an individual or estate or other entity that holds an Award.

     (bb) "PLAN" means this Corixa Corporation 2001 Stock Incentive Plan as it may be amended from time to time.

     (cc) "RESTRICTED STOCK" means a Share awarded under the Plan.

     (dd) "SAR AGREEMENT" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     (ee) "SECURITIES ACT" means the Securities Act of 1933, as amended.

     (ff) "SERVICE" means service as an Employee, Director, Non-Employee
Director or Consultant.

     (gg) "SHARE" means one share of Common Stock.

     (hh) "STOCK APPRECIATION RIGHT" or "SAR" means a stock appreciation right awarded under the Plan.

     (ii) "STOCK AWARD AGREEMENT" means the agreement between the Company and the recipient of a Restricted Stock or Stock Unit award that contains the terms, conditions and restrictions pertaining to such Restricted Stock or Stock Unit
Award.

     (jj) "STOCK OPTION AGREEMENT" means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

     (kk) "STOCK UNIT" means a bookkeeping entry representing the equivalent of a Share, as awarded under the Plan.

     (ll) "SUBSIDIARY" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (mm) "10-PERCENT SHAREHOLDER" means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its subsidiaries. In determining stock ownership, the attribution rules of section 424(d) of the Code shall be applied.

SECTION 3. ADMINISTRATION.

     (a) COMMITTEE COMPOSITION. The Plan shall be administered by a Committee appointed by the Board. The Board shall designate one of the members of the Committee as chairperson. If no Committee has been appointed, the entire Board shall constitute the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.

     The Committee shall consist of one or more directors of the Company and such other members appointed by the Board who shall satisfy the requirements of Rule 16b-3 (or its successor) under the Exchange Act with respect to Awards to Key Employees who are Officers or Directors of the Company under section 16 of the Exchange Act, and the requirements of Section 162(m) of the Code as it applies so as to qualify grants of Awards to Key Employees who are Named
Executives as performance-based compensation under Section 162(m) of the Code.

     The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not qualify under Rule 16b-3, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the

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Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

     With respect to any matter, the term "Committee", when used in this Plan, shall refer to the Committee that has been delegated authority with respect to such matter.

     (b) AUTHORITY OF THE COMMITTEE. Subject to the provisions of the Plan, the
Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include:

          (i) selecting Key Employees who are to receive Awards under the Plan;

          (ii) determining the type, number, vesting requirements and other features and conditions of such Awards;

          (iii) interpreting the Plan; and

          (iv) making all other decisions relating to the operation of the Plan.

     The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

SECTION 4. ELIGIBILITY.

     (a) GENERAL RULES. Only Employees, Directors, Non-Employee Directors and
Consultants shall be eligible for designation as Key Employees by the Committee.

     (b) INCENTIVE STOCK OPTIONS. Only Key Employees who are common-law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in section
422(c)(5) of the Code are satisfied.

SECTION 5. SHARES SUBJECT TO PLAN.

     (a) BASIC LIMITATIONS. The stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment pursuant to Section 10, the aggregate number of Shares reserved for Awards under the Plan shall not exceed: (i) 7,500,000 Shares, (the "Pool"); plus (ii) an annual increase determined as follows: on the first trading day of each of the calendar years beginning in 2002 and ending in 2011, the Pool shall be increased by an amount equal to three (3) percent of the outstanding Common Stock as of the last trading day of the prior fiscal year up to a maximum of 2,000,000 shares in any calendar year.

     (b) ADDITIONAL SHARES. If Stock Units, Options or SARs are forfeited or if
Options or SARs terminate for any other reason before being exercised, then such Stock Units, Options or SARs shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Shares (if any) actually issued in settlement of such SARs shall reduce the number available under
Section 5(a) and the balance shall again become available for Awards under the Plan. If Restricted Stock is forfeited, then such Restricted Stock shall again become available for Awards under the Plan.

     (c) DIVIDEND EQUIVALENTS. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Stock, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

SECTION 6. TERMS AND CONDITIONS FOR AWARDS OF RESTRICTED STOCK AND STOCK UNITS.

     (a) TIME, AMOUNT AND FORM OF AWARDS. Awards under the Plan may be granted in the form of Restricted Stock, in the form of Stock Units, or in any combination of both. Restricted Stock or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted
Stock or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

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     (b) PAYMENT FOR AWARDS. No cash consideration shall be required of the recipients of Restricted Stock or Stock Units under this Section 6.

     (c) VESTING CONDITIONS. Each Award of Restricted Stock or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. At the time of making an Award, a Stock
Award Agreement may provide for accelerated vesting in the event of the Participant's death, Disability, retirement or other events.

     (d) FORM AND TIME OF SETTLEMENT OF STOCK UNITS. Settlement of vested Stock
Units may be made in the form of (i) cash, (ii) Shares or (iii) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.
Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 10.

     (e) DEATH OF RECIPIENT. Any Stock Units Award that becomes payable after the Award recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the recipient's death. If no beneficiary was designated or if no designated beneficiary survives the recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     (f) CREDITORS' RIGHTS. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

     (g) EFFECT OF A CHANGE IN CONTROL. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six (6) months after the Award, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding Awards shall become fully exercisable as to all Shares subject to such Awards.

SECTION 7. TERMS AND CONDITIONS OF OPTIONS.

     (a) STOCK OPTION AGREEMENT. Each Grant under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in a Stock Option Agreement.
The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. At the time of making an Award, a Stock Option
Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

     (b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 10. Options granted to any Optionee in a particular calendar year shall in no event exceed 500,000 Shares authorized for Award under this Plan subject to adjustment in accordance with Section 10.

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     (c) EXERCISE PRICE. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Committee, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

             (1) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent
        (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant; or

             (2) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Nonstatutory Stock Option

             (1) granted to a person who, at the time of the grant of such Option, is a Named Executive of the Company, the per share Exercise
        Price shall be no less than 100% of the Fair Market Value on the date of grant; or

             (2) granted to any person other than a Named Executive, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

          (iii) Notwithstanding anything to the contrary in subsections 9(a)(i) or 9(a)(ii) above, in the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (d) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The
Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO, and to the extent required by applicable law a NSO, shall in no event exceed ten (10) years from the date of Grant (five (5) years for ISO
Grants to 10-Percent Shareholders). The Stock Option Agreement shall also specify whether the Vested Options shall be exercisable for a minimum period of six (6) months (but not more than twelve (12) months) following termination of employment due to death or Disability and a minimum of thirty (30) days (but not more than three (3) months) following termination of employment (other than terminations for cause, as defined in the Company's personnel policies).
Notwithstanding the previous sentence, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. At the time of making an Award, a Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability, retirement, Change in Control or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's Service.
Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.
NSOs may also be awarded in combination with Restricted Stock or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Stock or Stock Units are forfeited. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option.

     (e) EFFECT OF A CHANGE IN CONTROL. In the event of a Change in Control, (i) if the Option is assumed or an equivalent option is substituted by such successor corporation or a parent or subsidiary of such successor corporation, one half of the unvested portion of the Option shall be deemed to have vested immediately prior to such sale or merger, (ii) if the Option is not assumed or an equivalent option is not substituted by such successor corporation or a parent or subsidiary of such successor corporation, all of the unvested portion of the Option shall be deemed to have vested immediately prior to such sale or merger and (iii) if an executive officer of the Company is terminated without cause within twelve-months following the consummation of such sale or merger, the entire unvested portion of the Option held by such executive officer shall be deemed to have vested and become fully exercisable immediately prior to any such termination in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to some or all of the Optioned Stock, including Shares as to which the Option would not otherwise

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be exercisable. If the vesting of the Option is accelerated pursuant to this
Section 7(e), the Committee shall notify the Optionee that the vesting of the Option has been accelerated and the Optionee shall have the right to exercise the Option prior to such sale or merger.

     (f) MODIFICATIONS OR ASSUMPTION OF OPTIONS. Within the limitations of the
Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

     (g) TRANSFERABILITY OF OPTIONS. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by the Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (h) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an
Optionee, shall have no rights as a stockholder with respect to any Shares covered by an Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

SECTION 8. PAYMENT FOR OPTION SHARES.

     (a) GENERAL RULE. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased, except as follows:

          (i) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option
     Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 8.

          (ii) In the case of an NSO granted under the Plan, the Committee may at any time accept payment in any form(s) described in this Section 8.

     (b) PROMISSORY NOTE. To the extent that this Section 8(b) is applicable, payment for all or any part of the Exercise Price may be made with a full-recourse promissory note at market interest rate at the time of the execution of the note.

     (c) CASHLESS EXERCISE. To the extent that this Section 8(c) is applicable, payment for all or any part of the Exercise Price may be made by delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver the amount of sales proceeds required to pay the exercise price plus any applicable taxes described in Section 13.

     (d) OTHER FORMS OF PAYMENT. To the extent that this Section 8(d) is applicable, and with Committee approval, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

SECTION 9. STOCK APPRECIATION RIGHTS.

     (a) SAR AGREEMENT. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     (b) NUMBER OF SHARES. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 10.

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     (c) EXERCISE PRICE. Each SAR Agreement shall specify the Exercise Price. A
SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     (d) EXERCISABILITY AND TERM. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, Disability, retirement, Change in Control or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's
Service. SARs may also be awarded in combination with Options, Restricted Stock or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Stock or Stock Units are forfeited. A SAR may be included in an ISO only at the time of Grant but may be included in an NSO at the time of Grant or at any subsequent time, but not later than six (6) months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     (e) EFFECT OF CHANGE IN CONTROL. The Committee may determine, at the time of awarding a SAR or thereafter, that such SAR shall become fully exercisable as to all Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding SARs shall become fully exercisable as to all Shares subject to such SARs.

     (f) EXERCISE OF SARs. If, on the date when a SAR expires, the Exercise
Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (i)
Shares, (ii) cash or (iii) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

     (g) MODIFICATION OR ASSUMPTION OF SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the Award of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

SECTION 10. PROTECTION AGAINST DILUTION.

     (a) ADJUSTMENTS. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

          (i) the number of Options, SARs, Restricted Stock and Stock Units available for future Awards under Section 5;

          (ii) the number of Stock Units included in any prior Award which has not yet been settled;

          (iii) the number of Shares covered by each outstanding Option and SAR;
     or

          (iv) the Exercise Price under each outstanding Option and SAR.

Except as provided in this Section 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares

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of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     (b) REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Stock and Stock
Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding
Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash or for cancellation.

SECTION 11. VOTING AND DIVIDEND RIGHTS.

     (a) RESTRICTED STOCK. The holders of Restricted Stock awarded under the
Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Stock invest any cash dividends received in additional
Restricted Stock. Such additional Restricted Stock shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Stock shall not reduce the number of Shares available under Section 5.

     (b) STOCK UNITS. The holders of Stock Units shall have no voting rights.
Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock
Units to which they attach.

SECTION 12. LIMITATIONS ON RIGHTS.

     (a) RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     (b) STOCKHOLDERS' RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Sections 6, 10 and 11.

     (c) REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

SECTION 13. WITHHOLDING TAXES.

     (a) GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

     (b) STOCK WITHHOLDING TO SATISFY WITHHOLDING TAX OBLIGATIONS. At the
discretion of the Committee, Optionees may satisfy withholding obligations as provided in this paragraph. If the Committee allows the withholding of Shares to satisfy an Optionee's tax withholding obligations under this Section 13, the
Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory
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

withholding rates for federal and state tax purposes, including payroll taxes.
When an Optionee incurs tax liability in connection with an Option which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by one or some combination of the following methods: (i) by cash payment, or (ii) out of Optionee's current compensation, or (iii) by electing to have the Company withhold from the Shares to be issued upon exercise of the Option that number of Shares having a fair market value equal to the amount required to be withheld.
For this purpose, the fair market value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined
(the "Tax Date").

     Any surrender by an Officer or Director of previously owned Shares to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3.

     All elections by an Optionee to have Shares withheld to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

          (1) the election must be made on or prior to the applicable Tax Date;

          (2) once made, the election shall be irrevocable as to the particular
     Shares of the Option as to which the election is made; and

          (3) all elections shall be subject to the consent or disapproval of the Committee.

SECTION 14. ASSIGNMENT OR TRANSFER OF AWARDS.

     (a) GENERAL. Except as provided in Section 13, or in an applicable agreement, or as required by applicable law, an Award granted under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. An Option or SAR may be exercised during the lifetime of the Optionee only by him or her or by his or her guardian or legal representative. Any act in violation of this Section 14 shall be void. However, this Section 14 shall not preclude a Participant from designating a beneficiary who will receive any outstanding Awards in the event of the Participant's death, nor shall it preclude a transfer of Awards by will or by the laws of descent and distribution.

     (b) TRUSTS. Neither this Section 14 nor any other provision of the Plan shall preclude a Participant from transferring or assigning Restricted Stock or Stock Units to (a) the trustee of a trust that is revocable by such Participant alone, both at the time of the transfer or assignment and at all times thereafter prior to such Participant's death, or (b) the trustee of any other trust to the extent approved in advance by the Committee in writing. A transfer or assignment of Restricted Stock or Stock Units from such trustee to any person other than such Participant shall be permitted only to the extent approved in advance by the Committee in writing, and Restricted Stock or Stock Units held by such trustee shall be subject to all of the conditions and restrictions set forth in the Plan and in the applicable Stock Award Agreement, as if such trustee were a party to such Agreement.

SECTION 15. DURATION AND AMENDMENTS.

     (a) TERM OF THE PLAN. The Plan, as set forth herein, shall terminate, subject to Section 15(b), no later than May 31, 2011.

     (b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board may amend or terminate the Plan at any time and for any reason. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.
No Awards shall be granted under the Plan after the Plan's termination. The
Board may not, without the approval of the Company's stockholders (i) materially increase the number of Shares subject to Awards under the Plan (unless necessary to effect the adjustments required under Section 10)), (ii) materially modify the eligibility requirements for Awards under the Plan, or (iii) make any other change with respect to which the Board determines that Company stockholder approval is required by applicable law or regulatory standards.

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SECTION 16. EXECUTION.

     To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this Plan.

                                          CORIXA CORPORATION

                                          By
                                          --------------------------------------

                                          Title
                                          --------------------------------------

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